PRICING SUPPLEMENT NO. 55                                        Rule 424(b)(3)
DATED:  February 8, 2000                                     File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $15,000,000  Floating Rate Notes [x]  Book Entry Notes [ ]

Original Issue Date: 2/9/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 2/9/2001        CUSIP#: 073928MY6

Option to Extend Maturity:     No    [x]
                               Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                 Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate          Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate             Interest Reset Date(s):  Daily*

[ ]   Treasury Rate                  Interest Reset Period:  Daily*

[ ]   LIBOR Reuters                  Interest Payment Date(s):  **

[ ]   LIBOR Telerate

[x]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  5.99%           Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.76%

*     Up to and including the Business Day immediately preceding Maturity.

**    5/9/2000, 8/9/2000, 11/9/2000 and 2/9/2001.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.